THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AMENDS AND RESTATES THAT CERTAIN SENIOR SECURED NOTE DATED AS OF JULY 30, 2007 (AS THE SAME MAY HAVE BEEN AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME PRIOR TO THE DATE HEREOF) ISSUED IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO SIXTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($16,500,000.00) PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 30, 2007 (AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SECURITIES PURCHASE AGREEMENT”) BY AND AMONG THE COMPANY AND THE INVESTOR PARTY THERETO, AND THIS NOTE IS ENTITLED TO THE BENEFITS OF THE SECURITIES PURCHASE AGREEMENT AND TO THE EXERCISE OF THE REMEDIES PROVIDED THEREBY OR OTHERWISE AVAILABLE IN RESPECT THEREOF.

ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED AS OF JUNE 21, 2010 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG THE INVESTOR, THE COMPANY, TRINAD CAPITAL MASTER FUND, LTD. AND NEUMEDIA, INC.

$ 3,500,000

TWISTBOX ENTERTAINMENT, INC.

AMENDED AND RESTATED SENIOR SUBORDINATED SECURED NOTE DUE JUNE 21, 2013

Section 1.             General.

FOR VALUE RECEIVED, TWISTBOX ENTERTAINMENT, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of VALUEACT SMALLCAP MASTER FUND, L.P. (“ValueAct”, and together with its successors and assigns, the “Investor”), the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($3,500,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest (“Interest”) thereon at a rate (the “Interest Rate”) equal to 10.0% per annum from, and including, June 21, 2010 to, but excluding, June 21, 2013, each computed on the basis of a year of 360 days comprised of twelve 30 day months.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) June 21, 2013 (the “Maturity Date”) or (ii) when such amounts become due and payable as a result of, and following, an Event of Default in accordance with Section 3.

This Note (the “Note”) shall be prepayable without penalty, in whole or in part, at any time at the Company’s option at 100% of the principal amount plus accrued but unpaid interest to and including the date of prepayment.  Any prepayments will be applied first to any accrued but unpaid interest and then to unpaid principal.

Capitalized terms used herein without definition have the meanings assigned thereto in the Securities Purchase Agreement. In the event of any conflict between this Note and the Securities Purchase Agreement, the provisions of this Note shall control. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with the United States generally accepted accounting principles (“GAAP”).

Interest on this Note shall accrue from, and including, the date hereof through and until repayment of the principal amount of this Note and payment of all Interest in full, and shall be payable in cash semi-annually in arrears on each January 1 and July 1 that the Notes are outstanding or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”), to holders of record on each preceding December 15 and June 15 to the applicable Interest Payment Date, beginning on July 1, 2010, by wire transfer of immediately available funds to an account at a bank designated in writing by the Investor on reasonable notice.

Notwithstanding the foregoing provisions of this Section 1, any overdue principal of, overdue Interest on, and any other overdue amounts payable under, this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment at a rate equal to the sum of (i) the Interest Rate and (ii) an additional two percent (2.00%) per annum.  Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full in cash on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.  In addition, notwithstanding the foregoing provisions of this Section 1, if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, all outstanding principal of this Note shall bear interest, after as well as before judgment, at a rate equal to the sum of (i) the Interest Rate and (ii) an additional two percent (2.00%) per annum.

Notwithstanding anything to the contrary set forth herein, until (and including) the Interest Payment Date occurring on January 1, 2012, the Company may, at its option, in lieu of making any cash payment to the Investor with respect to the Interest Payment Dates occurring on or before January 1, 2012, elect that the amount of any Interest due and payable on such date be added to the principal amount then due under this Note.  This election by the Company to pay the Interest by adding the amount of such payment to the principal under this Note is hereafter referred to as the “PIK Election.”  The Company shall provide written notice of the PIK Election to the Investor at least five (5) days before the applicable Interest Payment Date. For the avoidance of doubt, immediately after each PIK Election, the outstanding principal amount of the Note shall equal the sum of (i) the outstanding principal amount of the Note immediately before the PIK Election, and (ii) the amount of Interest otherwise due and payable on the applicable Interest Payment Date.

In accordance with Section 1(d) of the letter agreement dated as of June 21, 2010, by and among the Investor, the Guarantor, the Lead Participating Investors party thereto, Jonathan Cresswell and Nathaniel MacLeitch (the “Letter Agreement”), if and to the extent that, the Guarantor or any other Obligor (as defined in the Subordination Agreement) receives cash proceeds from the sale of the Assets (as defined in the Letter Agreement) pursuant to Section 1(d)(x) of the Letter Agreement, the Guarantor or such Obligor shall promptly: remit (and the First Lien Agent and the First Lien Creditors (each as defined in the Subordination Agreement) consent to such remittance) such cash sales proceeds to Investor to pay in cash the obligations then outstanding under this Note (and Investor agrees that it will accept such amounts in payment of the Note and, to the extent such amounts represent a satisfaction in full in cash of the principal amount of this Note and all interest, fees, and all other amounts then due under the Note, it will mark this Note “Cancelled” and return it to the Company).

Section 2.             Repurchase Right Upon a Fundamental Change.

Notwithstanding anything to the contrary contained herein and in addition to any other right of the Investor, upon the occurrence of a Fundamental Change the Investor shall have the right for a period of thirty days, by written notice to the Company, to require the Company to repurchase all of this Note on the repurchase date that is five Business Days after the date of delivery of such notice to the Company at a price equal to 100% of the outstanding principal amount under this Note plus all accrued and unpaid interest on such principal amount to, but excluding, the date of such repurchase plus any other amounts due hereunder. A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following events: (a) any merger or consolidation of the Company with or into another Person or any sale of all or substantially all of the stock or assets of the Company, unless (i) the holders of capital stock of the Company immediately prior to such transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation, and (ii) such Fundamental Change does not result in a reclassification, conversion, exchange or cancellation of the Common Stock, (b) the approval of a plan relating to the liquidation or dissolution of the Company by its stockholders, (c) the Company’s first domestic or foreign public offering of its capital stock, (d) a consolidation or merger of NeuMedia, Inc., formerly known as Mandalay Media, Inc. (the “Guarantor”) with or into any other corporation or corporations, (e) a sale of all or substantially all of the assets of the Guarantor, (f) the issuance and/or sale by the Guarantor in a single or integrated transaction of shares of common stock (or securities convertible into shares of common stock) constituting a majority of the shares of common stock outstanding immediately following such issuance (treating all securities convertible into shares of common stock as having been fully converted and all options and other rights to acquire shares of common stock or securities convertible into shares of common stock as having been fully exercised), (g) any other form of acquisition or business combination where the Guarantor is the target of such acquisition and where a change in control occurs such that the Person or entity seeking to acquire the Guarantor has the power to elect a majority of the board of directors of the Company as a result of the transaction (each such event an "Acquisition"), and (h) any liquidation, dissolution or winding up of the Guarantor, provided, however, that (A) any conversion of the two senior notes, dated as of the date hereof, issued by the Guarantor in the principal amount of $1,500,000 and $1,000,000, respectively (the “NeuMedia Notes”) into equity of the Guarantor, (B) the exercise of any rights under a Warrant Agreement between the Guarantor and each of the purchasers of the NeuMedia Notes and the issuance of shares of capital stock of the Guarantor in respect of such exercise or (C) the issuance of any capital stock or options, rights or warrants to purchase capital stock of the Guarantor to Rob Ellin, Trinad, Peter Guber, Paul Schaeffer or any of their respective affiliates, shall not constitute a change of control. A “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

Section 3.             Events of Defaults.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           The Company shall fail to pay any principal owing under this Note when due; or

(b)           The Company shall fail to pay any interest owing under this Note when due, and such failure shall continue for fourteen (14) days; or

(c)           The Guarantor, the Company or any Subsidiary shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in clauses (a) or (b) above), the Amended and Restated Guaranty, dated as of the date hereof, made by Guarantor in favor of the Investor (as the same may be amended, supplemented or otherwise modified from time to time, and together with all other documents, agreements and instruments executed in connection therewith, the “Guaranty”) or the Amended and Restated Guarantee and Security Agreement, dated the date hereof, among the Company, the Guarantor, the subsidiaries party thereto and ValueAct SmallCap Master Fund, L.P., as Collateral Agent for the benefit of the Investor (as the same may be amended, supplemented or otherwise modified from time to time, and together with all other documents, agreements and instruments executed in connection therewith, the “Guarantee and Security Agreement”), and, to the extent such failure is capable of being cured, such failure shall continue for fourteen (14) days after notice is given to the Company by the Investors holding more than 25% of the aggregate principal balance of the Notes then outstanding; or

(d)           The Guarantor, the Company or any Subsidiary shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness (as defined below) to be paid by the Guarantor, the Company or such Subsidiary (excluding this Note, which default is addressed by clauses (a) and (b) above, but including any other evidence of Indebtedness of the Guarantor, the Company or such Subsidiary) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause, or permit the holder thereof to cause, Indebtedness of the Guarantor, the Company and the Subsidiaries in an aggregate amount of Two Hundred and Fifty Thousand Dollars ($250,000) or more to become due prior to its stated date of maturity; or

(e)           An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Guarantor, the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, the Company or any Subsidiary or for a substantial part of the Guarantor’s, the Company’s or such Subsidiary’s assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(f)           The Guarantor, the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (e) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, the Company or any Subsidiary or for a substantial part of the Guarantor’s, the Company’s or such Subsidiary’s assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(g)           Except for such matters disclosed on Exhibit A hereto, one or more judgments for the payment of money in an amount in excess of Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate, outstanding at any one time, shall be rendered against the Guarantor, the Company and the Subsidiaries and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Guarantor, the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy; or

(h)           Any Note, the Guarantee and Security Agreement or the Guaranty shall be asserted in writing by the Guarantor, the Company or any Subsidiary not to be in full force and effect, or the Guarantor, the Company or any Subsidiary shall disavow any of its obligations thereunder; or

(i)           Any Lien purported to be created under the Guarantee and Security Agreement shall be asserted by the Company or any Subsidiary not to be, a valid and perfected Lien on any Collateral, with the priority required by the Guarantee and Security Agreement; or

(j)           The Company shall have failed to make filings within sixty (60) days of the date hereof with the United States Patent and Trademark Office in respect of the security interests granted in the Company’s Trademarks (as defined in the Guarantee and Security Agreement) to the Investor under the Guarantee and Security Agreement; or

(k)           Any Event of Default under and as defined in the Guarantee and Security Agreement shall have occurred; or

(l)           Guarantor is in default under the NeuMedia Notes.

Section 4.             Rights Of Investor Upon Default.

Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 3(e) or 3(f) hereof) and at any time thereafter during the continuance of such Event of Default, the Investor may, upon the approval of Investor holding more than 25% of the aggregate principal balance of the Notes then outstanding, by written notice to the Company, declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 3(e) or 3(f) hereof, immediately and without notice, all outstanding amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise, upon the approval of Investor holding more than a majority of the aggregate principal balance of the Notes, any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both

Section 5.            Affirmative Covenant, Board Observer Rights.  For as long as the Note remains outstanding, the Investor shall have the right, but not the obligation, to designate one individual reasonably acceptable to the Guarantor to serve as an observer (the “Observer”) who shall be entitled to attend all meetings of each of the boards of directors of the Guarantor, the Company, or any Subsidiary (each, a “Board”), and any committee thereof in a nonvoting, observer capacity, and to receive (on a concurrent basis) copies of all notices, minutes, consents and other materials that the Guarantor provides to its directors; provided, however, that the Observer shall execute a confidentiality agreement, reasonably satisfactory to the Guarantor, with respect to the information to be provided or the matters to be discussed at any meeting of the Board. Notwithstanding the foregoing, the Guarantor reserves the right to withhold any information and exclude such Observer from any meeting of the Board, or any portion thereof, if access to such information or attendance at such meeting could (based on the advice of the Guarantor's counsel) adversely affect the attorney-client privilege with respect to any matters to be discussed or any matters included in the information to be distributed.  The Guarantor hereby approves Ms. Allison Bennington and Mr. Jimmy Price to serve as an Observer.

Section 6.             Negative Covenants.

Until all principal and interest and any other amounts due and payable under this Note have been paid in full in cash, the Company (and the Guarantor, in the case of Section 6(b) and 6(e)) shall not, and shall not permit any Subsidiary to, without the prior written approval of the Investor holding a majority in principal amount of the Notes:

(a)           Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except

(i)           guarantees of the NeuMedia Notes by the Company and any Grantor (as defined in the Guarantee and Security Agreement), provided that the outstanding principal amount (and the guaranteed amount permitted under this Section 6(a)(i)) of the NeuMedia Notes does not exceed $2,500,000;

(ii)           Indebtedness under this Note, the Guarantee and Security Agreement, the guarantee given by AMV Holding Limited and the debenture securing such guarantee dated August 23, 2008; and

(iii)           unsecured Indebtedness, provided the Indebtedness is expressly subordinate in right of payment to the Note on terms acceptable to ValueAct.

“Indebtedness” means (i) all indebtedness, whether or not contingent, for borrowed money or for the deferred purchase price of property or services (but excluding trade accounts payable in the ordinary course of business not overdue for more than sixty (60) days), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases or letters of credit, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property, and (vi) all guarantee obligations, in each case including the principal amount thereof, any accrued interest thereon and any prepayment premiums or fees or termination fees with respect thereto.

(b)           Affiliate Transaction.  Excluding (x) the transactions with Affiliates as of the date hereof and as set forth on Exhibit B hereto (each, an “Existing Affiliate Transaction”) and (y) transactions between or among the Company, the Guarantor and its Subsidiaries, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate (each, an “Affiliate Transaction”), unless

(i)           the Affiliate Transaction is in the ordinary course of and pursuant to the reasonable requirements of the Guarantor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than would obtain in a comparable arm’s length transaction with a Person not an Affiliate; and

(A)           if the Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration less than or equal to $250,000, the Guarantor shall deliver to the Investor a resolution of the Board of Directors of the Guarantor set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Guarantor; and

(B)           if the Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration greater than $250,000, the Guarantor shall either deliver to the Investor an opinion as to the fairness to the Guarantor of such Affiliate Transaction from financial point of view issued by an accounting, appraisal or investment banking firm of national standing or shall receive the Investor’s affirmative written consent.

For the avoidance of doubt, neither this covenant nor any other shall prohibit or restrict any distribution of any cash between any direct or indirect wholly-owned subsidiaries of the Guarantor or to the Guarantor from any direct or indirect wholly-owned subsidiary of the Guarantor.

(c)           Dividends. Declare or make, or agree to declare or make, directly or indirectly, any dividends on any Equity Interests (as defined in the Guarantee and Security Agreement) or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any Equity Interests, except repurchases of equity incentive grants issued to employees, officers, directors and agents of the Company and its Subsidiaries in the ordinary course of business, provided that such repurchases shall not exceed $150,000 in any twelve (12) month period.

(d)           Subsidiaries. Create, own or acquire any Subsidiary (other than any Subsidiary owned as of the date hereof), except that the Company and its wholly-owned subsidiaries may create or own wholly-owned Subsidiaries, provided that any such Subsidiary created or owned in reliance of this Section 6(d) shall execute a joinder to the Guarantee and Security Agreement in form and substance satisfactory to the Investor in its sole discretion.

(e)           Management. Pay any compensation (including, without limitation, base salary, bonus and benefits), management fees or other payments of any kind to Rob Ellin and/or Trinad Capital Management, LLC or any of its affiliates in the aggregate in any twelve (12) month period in excess of $360,000 provided however that the Guarantor may only make cash payments thereon up to $180,000 in any such twelve (12) month period and any amounts not paid in cash shall be deferred until this Note is paid in full; provided further that all or part of the deferred portion may be paid in kind by issuance of Guarantor common stock on such terms as may be approved by the disinterested directors of the Guarantor’s Board of Directors (which shall, for such purposes, not include Rob Ellin, Peter Guber and Paul Schaeffer).

Section 7.             Defenses.

The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

This Note is a senior secured obligation of the Company.  The Company’s obligations under this Note are (i) guaranteed by the Guarantor and by the subsidiaries of the Guarantor and (ii) secured by a security interest in substantially all of the assets of the Guarantor and such Subsidiaries, in each case pursuant to the terms and provisions of the Guaranty and the Guarantee and Security Agreement.  This Note is subject to the terms and provisions of the Guaranty and the Guarantee and Security Agreement, and the Investor, by its acceptance of this Note, hereby acknowledges and agrees to such terms and provisions.

Section 8.             Transfer of Note; Lost or Stolen Note.

(a)           The Investor may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any Person or entity as long as such sale, transfer or disposition is in accordance with the provisions of the Securities Purchase Agreement.  From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee and, if such transferee acquires less than the entire principal amount of this Note, the Company shall contemporaneously issue to the Investor a new Note identical in all respects to this Note, representing the outstanding balance of this Note. The Company shall be entitled to treat the original Investor as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(b)           Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Investor a new Note identical in all respects to this Note.

Section 9.             Attorneys’ and Collection Fees.

Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Investor or its agent in collecting or enforcing this Note.

Section 10.           Indemnification

(a)           The Company shall indemnify the Investor, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Investor (each an “Affiliate” of the Investor) (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges, disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by a third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, the Securities Purchase Agreement, the Guarantee and Security Agreement, the Guaranty or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of or the use of the proceeds therefrom, (ii) the breach by the Company or any Subsidiary of any representation, warranty, covenant or agreement contained herein, in the Securities Purchase Agreement, the Guaranty or in the Guarantee and Security Agreement, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by judgment of a court of competent jurisdiction to have primarily resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)           To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Note, the Securities Purchase Agreement, the Guarantee and Security Agreement or any agreement or instrument contemplated hereby or thereby, or the use of the proceeds thereof, other than claims predicated upon the gross negligence or willful misconduct of such Indemnitee.

Section 11.           Waivers.

(a)           The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.  No delay by the Investor in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Investor and then only to the extent set forth therein.

(b)           The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Investor, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 12.           Amendments.

No amendment, modification or other change to, or waiver of any provision of, this Note may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and Investor holding more than 75% of the aggregate principal balance of the Notes.

Section 13.           Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

(b)           THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES’ DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN CONNECTION WITH THIS NOTE OR THE NEUMEDIA NOTES, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT INVESTOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE SECURITIES PURCHASE AGREEMENT OR THE GUARANTEE AND SECURITY AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, THE SECURITIES PURCHASE AGREEMENT, THE GUARANTEE AND SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14.           Successors and Assigns.

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Investor.  The Company may not assign its rights or obligations under this Note.

Section 15.           Notices.

Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be delivered in accordance with Section 9.4 of the Securities Purchase Agreement.

Section 16.           Entire Agreement.

The Securities Purchase Agreement, the Notes, the Guaranty, the Guarantee and Security Agreement and the other Secured Transaction Documents (as defined in the Guarantee and Security Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof.

Section 17.           Headings.

The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

Section 18.           Severability.

In case any one or more of the provisions of this Note shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Senior Subordinated Secured Note to be duly executed by its duly authorized officer as of the date indicated below.

Date:  June 21, 2010

TWISTBOX ENTERTAINMENT, INC.

By:
Name:
Title:

Consented by (pursuant to the
Guaranty, given as of June 21,
2010, by the Guarantor to the
Investors):

NEUMEDIA, INC., formerly known as Mandalay Media, Inc.

By:
Name: [ ]
Title: [ ]

Note No. [2]
Amount: $3,500,000
Investor Name: ValueAct SmallCap Master Fund, L.P.
Address:
Telephone:
Facsimile:

EXHIBIT A

Existing Litigation

1. Any litigation arising from the conduct of the AMV subsidiaries after the date of this Note.

2.  Any claim or litigation involving Vivid Media, Inc.

3. Any claims or litigation involving Penthouse.

4. Any claims or litigation involving Cardplayer.

5.  Any claims or litigation involving former legal counsel to NeuMedia, Inc.

EXHIBIT B

Existing Affiliate Transactions

-	Trinad management agreement - $90,000 per quarter through September 2011;

-	Trinad – rental sublet of Century City office – month to month – presently at $5,000 per month; and

-	Berkshire holdings - rental of Sherman Oaks office premises - $21,000 per month through July 15, 2010.